Exhibit 10.31

TRANSACTION MANAGEMENT AGREEMENT

This Transaction Management ("Agreement") is made as of the 9th day of May, 2011 (“Effective Date”) by and between AmerAsia Capital Group LLC (the “Transaction Manager”), a Delaware Limited Liability Company, with principal office at 244 Fifth Avenue, 2nd Floor, Suite S217, New York, NY 10001 and Actinium Pharmaceuticals Inc. (the “Company”) a Delaware corporation, with principal office at 391 Lafayette Street, Newark, NJ 07105.

WHEREAS, Transaction Manager has experience in, among other matters, corporate structuring and reverse mergers and acquisitions; and

WHEREAS, the Company is desirous of retaining Transaction Manager to provide consulting services (the “Services”) to the Company related to: (i) a possible reverse merger or similar transaction between the Company and a corporation whose securities are publicly traded in the United States or other jurisdiction mutually agreed between API and Placement Agent (“Pubco”), (ii) the  quotation (a “Public Quotation”) of the Company’s securities for purchase and sale on a U.S. quotation service or (iii) any filing with an applicable regulatory body which will result in the Company becoming an entity whose securities are traded on a public exchange in the U.S. or other mutually agreed upon jurisdiction (any of the foregoing, a “Pubco Transaction”).  , and Transaction Manager is willing to provide such Services to the Company, all on and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and terms contained in this Agreement, and for good and valuable consideration, the Company and Transaction Manager agree as follows:

ARTICLE 1
ENGAGEMENT

1.1.
The Company hereby engages and retains Transaction Manager, on an exclusive basis, under the terms and conditions set forth herein and during the Term (hereinafter defined), to render the Services to the Company relating to the Pubco Transaction.

1.2.	Transaction Manager is hereby engaged and retained by the Company to provide, as and when requested by the Company, the Services to the Company.

This agreement replaces the one signed July 12th, 2011.
AmerAsia Capital Group, LLC. 244 Fifth Avenue, 2nd Floor, Suite S217, New York, NY 10001. T: 646-827-2460, F: 646-895-7678.

1.	If required, restructure the balance sheet and operating condition of the Company in preparation of a public offering via a reverse merger or other similar transaction.

2.	Manage the structuring, negotiations and execution of the public offering via a reverse merger or other similar transaction (collectively with 1.2.1 the “Transaction”).

For more detailed descriptions and deliverables on the above please refer to the Statement of Work provided under Exhibit A.

The Services to be rendered by Transaction Manager to the Company shall under no circumstances include the following:  (i) Any activities which could be deemed to constitute investment banking or any other activities requiring Transaction Manager to be registered as a broker-dealer under the 1934 Act; and/or (ii) any activities which could be deemed to be in connection with the offer or sale of securities in a capital raising transaction.  It is specifically understood and agreed by the parties hereto that all capital raising transactions associated with the Company will be processed and completed through a FINRA registered broker dealer and the Transaction Manager will have no involvement therewith.

1.3.
The Company will provide Transaction Manager with all financial and business information and documentation concerning the Company which is reasonably requested by Transaction Manager hereunder.  In addition, the Company will make its executive officers, members of its Board of Directors, Scientific Advisory Board and other persons available to Transaction Manager, upon reasonable advance notice and request of Transaction Manager, for the purpose of providing information to Transaction Manager in connection with its contemplated Services hereunder.

1.4.
Transaction Manager will only be required to devote such of its time and efforts as it may reasonably determine is necessary for the performance of its Services hereunder. Transaction Manager will perform its Services hereunder in good faith and in the highest professional manner and will provide such of its staff and personnel as it may reasonably deem necessary for the performance of its services hereunder.

1.5.	The Company acknowledges that Transaction Manager does not guarantee that its Services will result in a Pubco Transaction closing.

This agreement replaces the one signed July 12th, 2011.
AmerAsia Capital Group, LLC. 244 Fifth Avenue, 2nd Floor, Suite S217, New York, NY 10001. T: 646-827-2460, F: 646-895-7678.

ARTICLE 2
COMPENSATION

2.1.	In consideration of Transaction Manager performing the Services for the Company under this Agreement, Transaction Manager shall be entitled to the following compensation:

(a)
Cash Compensation.  A monthly fee of Twelve Thousand Five Hundred Dollars ($12,500) (the "Management Fee") to Transaction Manager, which fee shall be calculated from the Effective Date and payable to Transaction Manager (“Accrued Management Fee”) upon and only upon the Company receiving an aggregate of $250,000 from a proposed $750,000 financing for the primary purpose of funding transaction costs for completing the Pubco Transaction (“Bridge Financing”) to be completed by entities other than Amerasia.  After the Accrued Management Fees are paid, the Management Fee will be payable on the first business day of each month, in advance, during the remainder of the term of this Agreement.

(b)
Expenses.  The Company shall reimburse Transaction Manager for all ordinary and necessary out-of-pocket expenses incurred by it after the Effective Date in the performance of its services under this Agreement, subject to and upon receipt by the Company of invoices or other documentation in support thereof, provided, however, that such amount shall not exceed five thousand dollars per month ($5,000), and, further provided that no such expenses shall be payable unless and until the Company shall have received the first $100,000 of the Bridge Financing, whereupon all accrued out-of-pocket expenses will be paid.  After the accrued out-of-pocket expenses are paid, the out-of-pocket expenses will be payable as provided for above.

(c)
Post Closing Compensation.  If, during the term of this Agreement, there is a successful closing of a Pubco Transaction, it is agreed that the monthly Management Fee shall continue for a minimum period of three (3) months thereafter, during which period the Transaction Manager will provide advisory services to the post-merger entity.

(d)
Warrants.  The Company shall issue to the Transaction Manager, or its designees, warrants (“Warrants”) to purchase common stock equal to ten (10%) percent of the issued and outstanding capital stock of the Company on a fully-diluted basis (“Capital Stock”) on the Effective Date.  Such Warrants will be issued in three equal monthly installments with the first installment due no later than thirty (30) days of the Effective Date of this Agreement and then every thirty (30) days thereafter.  Such Warrants will be  non-dilutive and be calculated on the basis of the post-money fully diluted capitalization of the Company upon closing of any transaction, financing or otherwise, up to and including of the Pubco Transaction, provided that such anti-dilution provisions shall not extend beyond the date of any exercise of the Warrants by Transaction Manager prior to the closing of the Pubco Transaction.  The exercise price of the Warrants will equal the par value of the Capital Stock.  The Warrants shall provide for cashless exercise and expire seven years after the date of issuance.  The Warrants shall only be redeemable or callable under the terms of Article 3.6.  The Company must issue to the Transaction Manager any additional warrants due within thirty (30) days of the closing of any eligible financing or transaction. Otherwise the warrants shall not be callable or redeemable and shall have unlimited piggyback registration rights with respect to the resale of the underlying shares should the Company file a registration statement on Form S-3, S-1, or other applicable form and will be subject to lock-ups as required under SEC regulations or other applicable law or investors in the financing related to the Pubco Transaction.

This agreement replaces the one signed July 12th, 2011.
AmerAsia Capital Group, LLC. 244 Fifth Avenue, 2nd Floor, Suite S217, New York, NY 10001. T: 646-827-2460, F: 646-895-7678.

The Warrants shall be exercisable in accordance with the following schedule:

1)
25% of the Warrants shall be exercisable upon the submission of  a registration statement for the registration of a class of the Company’s securities pursuant to the Securities Exchange Act of 1934, as amended (a “34 Act Registrations Statement”), or the receipt by the Company of at least one initial bona fide term sheet from a Pubco for a Pubco Transaction;

2)
50% of the Warrants shall be exercisable upon the effectiveness of a 34 Act Registration Statement or the receipt by the Company of a final bona fide term mutually agreeable term sheet for a Pubco Transaction; and,

3)
100% of the Warrants shall be exercisable upon the first quotation of the Company’s securities for purchase and sale on a U.S. securities exchange or quotation service or the filing of a Super 8-K or other equivalent documentation required by the SEC or other applicable regulatory body for the Pubco Transaction (“Pubco Filing Documents”).

Notwithstanding the above exercise schedule, all warrants issued/issuable to the Transaction Manager shall be immediately exercisable in the event the Company enters into an agreement for a transaction in which it can be deemed to have:

1)	merged;
2)	acquired;
3)	been acquired or purchased;
4)	entered into licensing transaction or its equivalent other than those conducted in the ordinary course of its business; or
5)
sold, assigned or exchanged its assets (other than those sold, assigned or exchanged in the ordinary course of its business) or shares for cash (other than cash raised in a financing transaction) or for other consideration.

This agreement replaces the one signed July 12th, 2011.
AmerAsia Capital Group, LLC. 244 Fifth Avenue, 2nd Floor, Suite S217, New York, NY 10001. T: 646-827-2460, F: 646-895-7678.

ARTICLE 3
MISCELLANEOUS

3.1.
Independent Contractor Relationship.  Nothing herein or attached shall be construed to create the relationship of employer and employee between the Company and Transaction Manager. Transaction Manager recognizes, understands and agrees that it is an independent contractor.

3.2.
Authority.  Under this Agreement Transaction Manager will have no authority whatsoever to assume or create any obligation, liability, or undertake and responsibility whatsoever, express or implied on behalf of or in the name of the Company or any affiliate other than those required to perform the services identified under this Agreement.

3.3.
Confidential Information and Other Restrictions.  Either during or after the term of this Agreement Transaction Manager agrees not to communicate, disclose, or utilize to the Transaction Manager’s own benefit or the benefit of any other entity or persons, any techniques, plans, designs, programs, customer information, scientific data or other information not in the public domain pertaining to the business or affairs of the Company or of any of its affiliates.  Information shall not be considered to be in the public domain if revealed or disclosed in contravention of this Agreement or the agreements made between the Company and other parties except in accordance with the Company’s privacy notice provisions and in furtherance of the Company’s business.  Upon termination of this Agreement the Transaction Manager agrees to immediately surrender to the Company all originals, software, and computer systems programs, and copies any other documents and material received by Transaction Manager while retained under this Agreement.  Transaction Manager shall not retain or deliver to any other entity or person any of the foregoing or a summary or memorandum thereof.

3.4.
Contracts or Other Agreements with Former Employer or Business.  The Transaction Manager hereby represents and warrants that Transaction Manager is not subject to any employment agreement or similar document, except as previously disclosed and delivered to the Company, with a former employer or any business with which the Transaction Manager has been associated, which on its face prohibits the Transaction Manager during a period of time which extends through any portion of the term of this Agreement from any of the following: (i) competing with, or in any way participating in a business which competes with the Executive’s former employer or business; (ii) soliciting personnel of such former employer or business to leave such former employer’s employment or to leave such business; or (iii) soliciting customers of such former employer or business on behalf of another business.

3.5.
Termination.  This Agreement may be terminated by the Transaction Manager or the Company; (i) by giving ninety days (90) written notice; or (ii) for Cause, as defined, at any time.  For this Agreement, “Cause” means the occurrence of any of the following events: (i) willful and continued failure of the Transaction Manager to substantially perform duties with the Company; (ii) conduct by the Transaction Manager or its personnel that amounts to willful misconduct or gross negligence; (iii) any act by Transaction Manager or its personnel of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company; or (iv) commission by Transaction Manager of a felony or any other crime involving dishonesty.  This Agreement also may be terminated by either party if non-terminating party has committed a material breach of the Agreement and such material breach is not cured within ten (10) days after receipt by the non-terminating party of notice of such material breach.  Upon termination of this Agreement, all accrued but unpaid fees and expenses which are then due and payable to the Transaction Manager shall be paid and, unless terminated by Company for Cause or material breach, all Warrants then due and owing must be issued, if not previously issued.

This agreement replaces the one signed July 12th, 2011.
AmerAsia Capital Group, LLC. 244 Fifth Avenue, 2nd Floor, Suite S217, New York, NY 10001. T: 646-827-2460, F: 646-895-7678.

The Company agrees to pay all costs of collection, including, reasonable attorney's fees as and when incurred, in the case that any payments due here-in-under are not paid in a timely manner, or in case it becomes necessary to protect the interests hereof, whether suit be brought or not.

3.6.
Redemption.  Unless the Transaction Manager has advised the Company to pursue a Public Quotation, the Company shall have the right to redeem that percentage of the Warrants or, to the extent exercised, the shares of Capital Stock relating to the Warrants, for a redemption price of $0.01 per share in the event that the following milestones are not met by the timeline specified below, but only if written notice of such redemption is received by Transaction Manager no later than thirty days after the relevant milestone date:

1) If the Company does not receive at least one initial bona fide term sheet from a Pubco for a Pubco Transaction within 6 months after the closing of the Bridge Financing, 100% of the Warrants may be redeemed;
2) If the Company does not receive a final bona fide term mutually agreeable term sheet for a Pubco Transaction within eight months after closing of the Bridge Financing fifty percent of the Warrants may be redeemed; and,
3)  If the Pubco Filing Documents are not filed within ten months from the closing of the Bridge Financing, twenty-five percent of the Warrants may be redeemed.

The above schedule is contingent upon the Company providing the Transaction Manager and legal or other advisors required for the Pubco Transaction with documentation required to complete on a timely basis the Super 8-K or other documents required to be filed with the SEC or other regulatory body including acceptable audited financials, all within two months after the closing of the Bridge Financing.  If such documentation is delayed or causes delays in the filing of the Pubco Filing Documents, other than due to the gross negligence or willful acts or omissions of Transaction Manager, the above redemption schedule will be extended by a period commensurate with the delay in providing such documentation.  The Company’s right to redemption of the Warrants will expire should the Company decide during the term of this Agreement not to complete a Pubco Transaction on an appropriate stock exchange (which unless mutually agreed upon by the Client and Transaction Manager shall be a U.S. stock exchange and no less than the OTC BB) with an entity introduced to Company by Transaction Manager  which must, among other criteria, be fully reporting, have no material liabilities or contingent liabilities, be DTC eligible, have no mature or unmatured rescission rights, has not been late in any SEC filing for the last one (1) year, and is in good standing it its place of incorporation and on such other terms and conditions (including normal and customary due diligence) reasonably satisfactory to Company .  The Warrants shall not be exercisable unless the Bridge Financing has been completed by December, 31, 2011, and if not completed by such date the Warrants shall be cancelled by their terms unless otherwise mutually agreed by the parties.

This agreement replaces the one signed July 12th, 2011.
AmerAsia Capital Group, LLC. 244 Fifth Avenue, 2nd Floor, Suite S217, New York, NY 10001. T: 646-827-2460, F: 646-895-7678.

Notwithstanding the provisions in the paragraph above, or any other provision of this Agreement to the contrary, in the event that this Agreement is terminated by Transaction Manager pursuant to the provisions of Section 3.5 for Cause or material breach, the Company’s right of redemption shall terminate on the date of any such termination of the Agreement.

Transaction Manager hereby agrees that the certificates for the Shares will bear a legend with respect to such redemption right and any assignee or transferee of the Shares from Transaction Manager will be required to agree to be bound by the aforementioned redemption rights of the Company as a condition of any transfer or assignment of shares.  The Company’s right to redeem the Shares shall automatically terminate on the date, if any, that the Company files the Pubco Filing Documents.

3.7.
Indemnification.  In no event shall the Transaction Manager and/or any of its affiliates, employees, equity and/or debtholders, agents, attorneys, partners, officers and/or directors (collectively, “Personnel”) be liable for any damages consequential, special, indirect, incidental, punitive, or exemplary loss, damage, cost or expense (including, without limitation, lost profits and opportunity costs) except to the extent due to gross negligence or willful acts or omissions on the part of the Transaction Manager.  The Company agrees to indemnify and hold harmless the Transaction Manager and its Personnel from and against any and all actions, losses, damages, claims, liabilities, costs and expenses (including without limitation, reasonable legal fees and expenses) in any way arising directly and/or indirectly out of or relating to this Agreement (“Damages”), except to the extent that such Damages to the Company resulted directly from the gross negligence or willful acts or omissions on the part of the Transaction Manager or Personnel.  The provision of this paragraph shall apply regardless of the form of action, loss, damage, claim, liability, cost, or expense, whether in contract, statute, tort (including without limitation, negligence), or otherwise.  The provisions of this paragraph shall survive the expiration or any termination of this Agreement.  Except as set forth above, the Company further agrees to pay any and all reasonable legal or other professional services fees and expenses on behalf of Transaction Manager and/or the Personnel if claims and/or investigations are made or commenced against Transaction Manager and/or any of its Personnel by a third party arising directly and/or indirectly out of this Agreement.

3.8.
This Agreement constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations, warranties, statements, promises, arrangements and understandings, whether oral or written, express or implied, between the parties hereto with respect to the subject matter hereof and may not be amended or modified except by an instrument in writing signed by the party to be bound hereby.

This agreement replaces the one signed July 12th, 2011.
AmerAsia Capital Group, LLC. 244 Fifth Avenue, 2nd Floor, Suite S217, New York, NY 10001. T: 646-827-2460, F: 646-895-7678.

3.9.
All notices, consents, requests, demands and other communications required or permitted to be given under this Agreement (collectively, the "Notices") shall be in writing and delivered personally, receipt acknowledged, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties hereto identified above (or to such other addresses as either of the parties hereto shall specify by notice given in accordance with this provision).  All such Notices shall be deemed given when personally delivered as aforesaid, or, if mailed as aforesaid, on the third business day after the mailing thereof or on the day actually received, if earlier, except for a notice of a change of address which shall be effective only upon receipt.

3.10.
Neither party hereto may assign this Agreement or its or their respective rights, benefits or obligations hereunder without the written consent of the other party hereto, except that Transaction Manager may assign its rights to the Warrants and/or underlying shares upon notice to the Company.

3.11.	This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

3.12.
No waiver of any provision of this Agreement or of any breach thereof shall be effective unless in writing and signed by the party to be bound thereby.  The waiver by either party hereto of a breach of any provision of this Agreement, or of any representation, warranty, obligation or covenant in this Agreement by the other party hereto, shall not be construed as a waiver of any subsequent breach or of any other provision, representation, warranty, obligation or covenant of such other party, unless the instrument of waiver expressly so provides.

3.13.
This Agreement shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of law principles thereof. The Parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the Parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The Parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of all of its reasonable counsel fees and disbursements.

This agreement replaces the one signed July 12th, 2011.
AmerAsia Capital Group, LLC. 244 Fifth Avenue, 2nd Floor, Suite S217, New York, NY 10001. T: 646-827-2460, F: 646-895-7678.

3.14.
If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall remain in full force and effect.

3.15.
This Agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed an original, but all of which when taken together, shall constitute one and the same instrument.

THIS AGREEMENT UPDATES AND SUPERCEDES THE ORIGINAL AGREEMENT DATED MAY
9TH, 2011 AND UPDATED JULY 12TH, 2011 AND REFLECTS CLARIFICATION OF LANGUAGE
RELATED TO ISSUANCE OF WARRANTS.

IN WITNESS WHEREOF, the parties have executed this Agreement of the day and year first above written.

AMERASIA CAPITAL GROUP LLC

By:	/s/ Sandesh Seth
Name: Sandesh Seth Title: Managing Partner

ACTINIUM PHARMACEUTICALS, INC.

By:	/s/ Dragan Cicic
Name: Dragan Cicic, MD Title: CEO

This agreement replaces the one signed July 12th, 2011.
AmerAsia Capital Group, LLC. 244 Fifth Avenue, 2nd Floor, Suite S217, New York, NY 10001. T: 646-827-2460, F: 646-895-7678.

Exhibit A – Statement of Work

A.	Restructuring of Balance Sheet and operating condition of the Company in preparation of a Transaction. Structuring, negotiating and execution of the Public Offering (the “Transaction”):

i.
Overall Company due diligence file preparation for Transaction completion and future reference.  Transaction Manager to complete overall due diligence questionnaire and organize supporting documentation.

ii.	Balance sheet restructuring and workout, if required

iii.	Review and make recommendations with respect to the Company's capital structure and complete roll-forward of capitalization table from inception, basic and diluted.

iv.	Accounting and financial organization, preparation and coordination of the completion of required audit reports and stub period financials;

v.
Assist the Company in acquiring a properly structured publicly trading company and who files reports with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”), within which to merge into;

vi.	Corporate governance and other required legal organization to position company to complete a Transaction;

vii.	Make introductions to, assist in discussions and negotiate compensation packages with Board of Director and Board of Advisor Members.

viii.	Consider other pre-public needs; directors & officers insurance,

ix.	Introduce to and/or coordinate with legal, auditors and others the preparation of appropriate draft Transaction documents:

1.	If a Public Quotation, such will include:

a.	Draft Exchange Act Registration Statement;

b.	Identify market makers to quote the Company’s securities on a quotation service;

c.	Assist the Company in connection with the Market Makers’ initiation of quotation of the Company’s securities pursuant to Rule 15c-211 of the Exchange Act.

2.             If public company-merger without simultaneous financing, such will include;

a.             Draft Share Exchange;

b.             Share Exchange disclosure schedule preparation; capitalization, legal actions, off-balance sheet liabilities, related entities, insurance, employment matters, intellectual property, benefit plans, material contracts and transactions.

c.             Board of Director closing and other resolutions;

d.             Draft “Super” 8K Filing;

e.             Super 8K exhibit preparation; employment contracts, investor documents and necessary financial documents.

3.             If public company-merger with simultaneous financing, such will include;

a.             All those noted in Item 1; and

b.             Investor related documents; convertible notes, warrant, pledge and security agreements, registration rights.

B.	Transaction closing. Duties, responsibility and deliverables to include:

 i.             Coordinate with management, legal, auditors and other professionals the closing of the Transaction, including, if applicable funding;

 ii.            Coordinate the compilation of all Transaction documents for future reference and due diligence.

C.	Post-Transaction closing.

This agreement replaces the one signed July 12th, 2011.
AmerAsia Capital Group, LLC. 244 Fifth Avenue, 2nd Floor, Suite S217, New York, NY 10001. T: 646-827-2460, F: 646-895-7678.